                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            Fluor Daniel, GTI, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                             FLUOR DANIEL GTI, INC.

                             100 RIVER RIDGE DRIVE
                          NORWOOD, MASSACHUSETTS 02062

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         ------------------------------

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Fluor Daniel GTI, Inc. will be held on Tuesday, March 17, 1998, at 9:30 a.m., at the Courtyard Marriott, 300 River Ridge Drive, Norwood, Massachusetts for the following purposes:

     1. To elect six members to the Board of Directors to serve for the ensuing year, or until their successors are elected and qualified.

     2. To consider and act upon the matter of ratifying the selection of the firm of Ernst & Young LLP as auditors for the fiscal year ending October 31, 1998.

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on January 30, 1998 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete the enclosed proxy card, and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Annual Meeting.

                                          By Order of the Board of Directors

                                          RAYMOND M. BUKATY
                                          Secretary

February 27, 1998

                            YOUR VOTE IS IMPORTANT.
                    PLEASE PROMPTLY COMPLETE, SIGN, DATE AND
                  RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                             FLUOR DANIEL GTI, INC.

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 17, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fluor Daniel GTI, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, March 17, 1998, and any adjournment thereof for the purpose of considering and voting upon the matters set forth in the accompanying notice of Annual Meeting. The address of the Company's principal executive office is 100 River Ridge Drive, Norwood, Massachusetts 02062. This proxy statement and the form of proxy are first being mailed to stockholders on or about February 27, 1998.

                   REVOCABILITY OF PROXY AND VOTING OF PROXY

     Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised, or by voting in person at the Annual Meeting. All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted in accordance with the instructions indicated. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the election of the six nominees for director and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending October 31, 1998. The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxies and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment as to the best interests of the Company.

                         RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on January 30, 1998, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 8,370,874 shares of Common Stock, par value $.001 per share (the "Common Stock"). (On May 10, 1996, each outstanding share of Common Stock, $.01 par value (the "Old Common Stock") was converted into
 .5274 of a share of Common Stock and $8.62 in cash.) Each stockholder is entitled to one vote for each share of Common Stock held of record on that date on all matters that are properly presented for action at the Annual Meeting. The Company has no other outstanding voting securities.

     A majority of the outstanding shares of Common Stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order to conduct the election of directors and other matters described in this Proxy Statement. If a majority of shares is represented, then the six nominees for director will be elected if more shares are voted for than against them. On all other matters considered at the Annual Meeting, a majority of the shares represented at the Annual Meeting is required for approval. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Under the Company's Amended and Restated Certificate of Incorporation and By-laws, abstentions have the same effect as a vote "against" the matter. Under Delaware law, "non-votes" will be treated as neither a vote "for" nor "against" the matter. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                                 ANNUAL REPORT

     The Company's Annual Report on Form 10-K, containing consolidated financial statements for the fiscal year ended October 31, 1997 (the "Fiscal Year"), is being mailed with this Proxy Statement to each stockholder's address of record. That Report is not incorporated in this Proxy Statement by reference.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

     Set forth below is information concerning the nominees for director to be elected at the Annual Meeting. The Board of Directors expects that all the nominees will be available for election. In the event that any of the nominees for any reason should become unavailable, proxies will be voted for a nominee or nominees designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

     Pursuant to the Investment Agreement dated December 11, 1995, as amended, between the Company, Fluor Daniel, Inc. ("Fluor Daniel") and a subsidiary of each of the Company and Fluor Daniel (the "Investment Agreement"), Fluor Daniel has agreed (a) until April 30, 1999, to vote all shares of Common Stock owned by it in favor of fixing the size of the Board of Directors at not more than seven and in favor of not less than three Independent Directors, and (b) until the annual stockholders' meeting of the Company (or written consent in lieu thereof) held in 1998, to vote all shares of Common Stock owned by it in favor of Allan
S. Bufferd and Robert P. Schechter in any election of members of the Board of Directors. Under the Investment Agreement, an "Independent Director" is defined as a director who is not (apart from such directorship) (i) an officer, affiliate, employee, principal stockholder, consultant or partner of Fluor Daniel or any affiliate of Fluor Daniel or of any entity that was dependent upon Fluor Daniel or any affiliate of Fluor Daniel for more than 3% of its revenues or earnings in its most recent fiscal year, (ii) an officer, employee, consultant or partner of the Company or any affiliate of the Company or an officer, employee, principal stockholder, consultant or partner of an entity that was dependent upon the Company or any affiliate of the Company for more than 3% of its revenues or earnings in its most recent fiscal year (unless agreed to in writing by Fluor Daniel) or (iii) an officer, director, employee, principal stockholder, consultant or partner of a person that is a competitor of Fluor Daniel or any of its affiliates (unless agreed to in writing by Fluor Daniel) or of the Company or any of its affiliates.

     Allan S. Bufferd and Ernie Green have served as the Independent Directors since May 10, 1996. Messrs. Bufferd and Green have been nominated to serve as the Independent Directors for the next year; however, effective December 31, 1996, Mr. Schechter resigned as a director of the Company. Although the Board of Directors has initiated and is continuing a search to find a replacement Independent Director, a suitable candidate has not been identified at the date of mailing this proxy statement. Mr. Schechter has not been nominated, and only two Independent Directors have been nominated. Accordingly, the Company has for this Annual Meeting waived the requirement under the Investment Agreement that Fluor Daniel vote its shares in favor of three Independent Directors and for Mr. Schechter at the Annual Meeting. Proxies cannot be voted for more than six nominees. Pursuant to Section 223 of the Delaware General Corporation Law and
Section 8.1(c) of the Company's By-laws, the Board of Directors intends to appoint a third Independent Director to serve until the next annual meeting of stockholders.

     On December 22, 1995, the Company entered into an employment agreement with Walter C. Barber pursuant to which, among other things, the Company is obligated to employ Mr. Barber as a director until May 10, 1999.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES FOR DIRECTOR.

RONALD G. PETERSON, AGE 53

     Mr. Peterson has been Chairman of the Board of the Company since December 8, 1997, and has been a Director since May 19, 1997. He has been Group President -- Government, Environmental and Telecommunications of Fluor Daniel since March 1997. From April 1995 through March 1997, he served as President,

Government Services Operating Company of Fluor Daniel. From 1990 to 1995, he served as Vice President and General Manager, Space and Strategic Propulsion Business Unit of Alliant Techsystems.

WALTER C. BARBER, AGE 56

     Mr. Barber has been a Director of the Company since 1989 and served as Chairman from 1993 to May 1996. Mr. Barber has served as President and Chief Executive Officer since joining the Company in 1989. From 1983 to 1989, Mr. Barber was Vice President of Environmental Management and Administration of Chemical Waste Management Inc., a hazardous waste management services company. Previously, Mr. Barber was Director of Research and Technology Development for the Uranium Mill Tailings Project of Jacobs Engineering Group, Inc., an engineering and construction firm. Mr. Barber was also an executive with the U.S. Environmental Protection Agency, holding positions as its Director of the Office of Air Quality Planning and Standards and as Director of the Standards and Regulations Division.

ALLAN S. BUFFERD, AGE 60

     Mr. Bufferd has been a Director of the Company since 1988. Since 1986 Mr. Bufferd has been the Deputy Treasurer and Director of Investments of the Massachusetts Institute of Technology ("M.I.T."). In such capacity Mr. Bufferd manages the assets of M.I.T.'s endowment and pension funds. Prior to 1986, Mr. Bufferd served as the Associate Treasurer and Recording Secretary of M.I.T. In that position he was primarily responsible for private placements and international and venture capital investments of M.I.T.'s endowment and pension assets. Mr. Bufferd is also a director of Massbank Corp., and he serves as a Trustee of Wheelock College and of the Whiting Foundation, and as Vice Chairman of the Board of the Beth Israel Deaconess Medical Center (Boston).

J. MICHAL CONAWAY, AGE 49

     Mr. Conaway has been a Director of the Company since May 10, 1996, when Fluor Daniel acquired a majority interest in the Company. Since December 1996 he has served as Senior Vice President and Chief Financial Officer of Fluor Corporation, the holding company of Fluor Daniel. From May 1994 to December 1996, he served as Vice President and Chief Financial Officer, and from 1993 to May 1994, he served as Vice President, Finance, of Fluor Corporation. From 1988 until joining Fluor Corporation, Mr. Conaway was a Vice President, Chief Financial Officer and a director of National Gypsum Company and its parent, Aancor Holdings, Inc.

ERNIE GREEN, AGE 59

     Mr. Green has been a Director of the Company since May 10, 1996, when Fluor Daniel acquired a majority interest in the Company. He is founder, President and Chief Executive Officer of EGI, Inc., a manufacturer of automotive components. He is also President of Florida Engineering, Inc., a subsidiary of EGI. Mr. Green is a director of Acordia, Inc., Bank One, Dayton, N.A., DPL, Inc., Duriron Company, Inc., and Eaton Corporation.

DAVID L. MYERS, AGE 51

     Mr. Myers has been a Director of the Company since May 10, 1996, when Fluor Daniel acquired a majority interest in the Company, and served as Chairman until December 8, 1997. Since March 29, 1997, Mr. Myers has served as Group
President -- Industrial, of Fluor Daniel. From July 1994 to March 1997, he served as President, Environmental Strategies of Fluor Daniel. From 1984 until July 1994, he served as Fluor Daniel's Vice President of Business Units and of various other Fluor Daniel subsidiaries.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

GENERAL

     The Board of Directors of the Company held four meetings during the Fiscal Year. Each of the Directors attended at least 75% of the meetings of the Board of Directors and of each Committee on which he serves. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee, of which Messrs. Bufferd (Chairman), Conaway, Green, Myers and Peterson are currently members, oversees the accounting and tax functions of the Company, including matters relating to the appointment and activities of the Company's auditors. The Audit Committee met twice during the Fiscal Year. The Compensation Committee, of which Messrs. Green (Chairman), Bufferd, Conaway, Myers and Peterson are currently members, reviews and makes recommendations concerning executive salaries, bonuses and the Company's stock plans. The Compensation Committee met twice during the Fiscal Year. The Board of Directors does not currently have a standing nominating committee.

COMPENSATION OF DIRECTORS

     The compensation for the Fiscal Year to the non-employee directors was $7,500 plus $1,000 for each day of attendance at meetings of the Board of Directors or Committees. (The full year compensation has been set at $15,000 plus $1,000 for each day of attendance at meetings.) In addition, directors were reimbursed for out-of-pocket expenses for attending Board and Committee meetings.

     Under the Company's Amended and Restated 1995 Director Plan (the "Director Plan"), each non-employee director automatically receives a one-time option to purchase 5,000 shares of the Company's Common Stock. In addition, annually on the third Tuesday of June, each non-employee director receives an option to purchase 2,500 shares of the Company's Common Stock. The exercise price of the options is 100% of the fair market value of the Common Stock on the date options are granted. In the event of a change of control of the Company, all outstanding options automatically become fully exercisable. Options become exercisable in equal annual installments over three years, and they expire seven years from their date of grant. Options granted pursuant to the Director Plan are not assignable or transferable other than by will or the laws of descent and distribution, and are exercisable during an optionee's lifetime only by him.

     In the event an optionee ceases to be a member of the Board of Directors for any reason other than death or disability, any then unexercised options granted to such optionee under the Director Plan will, to the extent not then exercisable, immediately terminate and become void, and any options which are then exercisable but have not been exercised at the time the optionee so ceases to be a member of the Board of Directors may be exercised, to the extent they are then exercisable, by the optionee within a period of thirty days following such time the optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option.

     In the event an optionee ceases to be a member of the Board of Directors by reason of his disability or death, any option granted under the Director Plan to such optionee shall be immediately and automatically accelerated and become fully vested, and any unexercised option may be exercised by the optionee (or by the optionee's personal representative, heir or legatee) until the scheduled expiration date of the option.

     Outstanding options under the 1995 Director Plan as of May 10, 1996 were adjusted pursuant to the Fluor Daniel Transactions (as defined in footnote 8 of the table set forth under the heading "Share Ownership of Management and Principal Holders").

CERTAIN BUSINESS RELATIONSHIPS

     In connection with the Investment Agreement, the Company and Fluor Daniel entered into a Marketing Agreement and an Intercompany Services Agreement pursuant to which the Company has received, and it is anticipated that the Company will receive in the future, revenues from Fluor Daniel; and pursuant to which Fluor Daniel has received, and it is anticipated that it will receive in the future, revenues from the Company. During the Fiscal Year the amount of such revenues to either the Company or Fluor Daniel did not equal at least 5% of that entity's respective consolidated gross revenues. Messrs. Myers and Peterson are officers of Fluor Daniel, and Mr. Conaway is an executive officer of Fluor Corporation, the holding company of Fluor Daniel.

              SHARE OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

     The following table sets forth information as of January 6, 1998 concerning the ownership of Common Stock by each current member of the Board of Directors, each nominee for director at the Annual Meeting, each of the executive officers named in the Summary Compensation Table included in this Proxy Statement, all current directors and executive officers as a group and each stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock. Except as otherwise noted, the persons or entities identified have sole voting and investment power with respect to such shares.

                                                                 AMOUNT AND NATURE
                                                                   OF BENEFICIAL
    NAME AND ADDRESS**                                               OWNERSHIP         PERCENT
    ------------------                                           -----------------     -------
    Ronald G. Peterson.........................................          1,000
    David L. Myers.............................................            750            *
    Walter C. Barber...........................................        168,518(1)         2.0%
    Glenn Batchelder...........................................         44,329(2)         *
    Allan S. Bufferd...........................................          8,350(3)         *
    J. Michal Conaway..........................................              0            *
    Ernie Green................................................          2,993            *
    Wendell W. Lattz...........................................         37,597(4)         *
    Anne Nolan.................................................          8,238(5)         *
    J. Steven Paquette.........................................         25,997(6)         *
    All Current Directors and Executive Officers
      as a group (12 persons)..................................        302,772(7)         3.5%
    Fluor Daniel, Inc.
      3353 Michelson Drive
      Irvine, CA 92698.........................................      6,168,970(8)        60.8%
    The TCW Group, Inc.
      865 South Figueroa Street
      Los Angeles, CA 90017....................................        464,053(9)         5.6%

---------------

 * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

 ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

 (1) Includes 138,467 shares subject to options under the Company's Amended and Restated 1987 Stock Plan which are exercisable at January 6, 1998, or within 60 days thereafter.

 (2) Includes 44,329 shares subject to options granted under the Company's Amended and Restated 1987 Stock Plan which are exercisable at January 6, 1998, or within 60 days thereafter.

 (3) Includes 7,310 shares subject to options under the Company's Amended and Restated 1995 Director Plan exercisable at January 6, 1998, or within 60 days thereafter. The Massachusetts Institute of Technology ("M.I.T.") owns 12,964 shares with respect to which Mr. Bufferd has voting and investment power by virtue of his position as Deputy Treasurer and Director of Investments of M.I.T., subject to the policies and procedures of the Investment Committee of M.I.T. Mr. Bufferd disclaims beneficial ownership of such shares.

 (4) Includes 36,235 shares subject to options granted under the Company's Amended and Restated 1987 Stock Plan which are exercisable at January 6, 1998, or within 60 days thereafter.

 (5) Includes 7,922 shares subject to options granted under the Company's Amended and Restated 1987 Stock Plan which are exercisable at January 6, 1998, or within 60 days thereafter.

 (6) Includes 24,926 shares subject to options granted under the Company's Amended and Restated 1987

     Stock Plan which are exercisable at January 6, 1998, or within 60 days thereafter.

 (7) Includes 262,182 shares subject to options granted under the Company's Amended and Restated 1987 Stock Plan and Amended and Restated 1995 Director Plan which are exercisable at January 6, 1998, or within 60 days thereafter.

 (8) Fluor Daniel, Inc. ("Fluor Daniel") is a global construction, engineering, maintenance and services company. It is a wholly-owned subsidiary of FD Engineers and Constructors, Inc., which in turn is a wholly-owned subsidiary of Fluor Corporation. On May 10, 1996 (the "Closing Date") the Company closed a series of transactions (the "Fluor Daniel Transactions") pursuant to which it issued to Fluor Daniel 4,400,000 shares (the "Shares") of Common Stock (approximately 54.5% of the total shares outstanding on the Closing Date) in exchange for $33,350,000 in cash and all of the shares of Fluor Daniel Environmental Services, Inc. ("FDESI"), a wholly-owned subsidiary of Fluor Daniel that provides environmental services primarily to agencies of the Federal government. Fluor Daniel used funds from Fluor to purchase the Shares. The transactions also included a recapitalization of the Company's Old Common Stock, and the Company entered into a Marketing Agreement with Fluor Daniel. On December 11, 1996, the Company granted Fluor Daniel an option to purchase 1,366,000 shares of Old Common Stock at a purchase price of $17.00 per share, which option was adjusted pursuant to the transactions to represent the right to purchase 1,768,970 shares of Common Stock at a purchase price of $13.1274 per share, which is exercisable between December 11, 1996 and December 11, 1998.

 (9) According to a Schedule 13G received by the Company, these shares may also be deemed owned by Robert Day, an individual who may be deemed to control The TCW Group, Inc., and other holders of the Common Stock of the Company. Mr. Day's address is 200 Park Avenue, Suite 2200, New York, NY 10166.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation for services in all capacities to the Company and its subsidiaries during the Fiscal Year, the six-month interim fiscal year ended October 31, 1996 (the "Interim Fiscal Year"), and the previous full fiscal year of those persons who were, at October 31, 1997, the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                            ANNUAL COMPENSATION        --------------------------------------
         NAME AND PRINCIPAL              -------------------------     RESTRICTED      STOCK        OTHER
         POSITION IN INTERIM             YEAR    SALARY    BONUS($)       STOCK       OPTIONS    COMPENSATION
             FISCAL YEAR                  (1)     ($)        (2)        AWARDS($)     (#)(3)        ($)(4)
-------------------------------------    -----  --------   -------     -----------   ---------   ------------
WALTER C. BARBER.....................     1997   260,000    15,000             0        8,500        17,138
  President and                           1996A  125,428         0             0            0         2,257
  Chief Executive Officer                 1996   260,000    78,000(5)    247,500(6)    77,700         6,243

J. STEVEN PAQUETTE...................     1997   148,462    10,000             0        7,000        86,287
  Vice President and                      1996A   67,716         0             0            0         1,263
  General Manager,                        1996   140,000    40,000             0       25,900        19,307(7)
  North Region

WENDELL W. LATTZ.....................     1997   150,000         0             0        7,000         5,873
  Sr. Vice President and                  1996A   72,540         0             0            0         1,039
  General Manager,                        1996   150,000    35,000             0       25,900         3,321
  South Region

GLENN BATCHELDER.....................     1997   135,000    10,000             0        5,000        15,202
  Vice President and                      1996A   67,500         0             0            0         2,043
  Regional Manager                        1996   135,000    30,000             0       15,000         4,664

ANNE NOLAN...........................     1997   128,462    10,000             0        4,000        15,129
  Vice President,                         1996A   60,000         0             0            0         1,747
  Business Administration                 1996   113,077    22,000             0       10,000         3,702

---------------

 (1) Information regarding the Interim Fiscal Year is set forth in the row headed "1996A".

 (2) The amounts indicated under "Bonus" are based on service during the fiscal years indicated, although paid during the following fiscal year.

 (3) Options granted during the Fiscal Year were granted pursuant to the Company's Amended and Restated 1987 Stock Plan. Pursuant to the Fluor Daniel Transactions, all outstanding options were adjusted, and the table sets forth the adjusted options.

 (4) The total amounts shown in this column for the last fiscal year consist of the following: (i) Mr. Barber: $638 -- Health insurance offset;
     $8,400 -- Company contributions to defined contribution plans;
     $6,209 -- discounted employee stock purchase; $1,890 -- Benefit attributable to Company-provided life insurance policy; (ii) Mr. Paquette:
     $638 -- Health insurance offset; $455 -- Vacation cash out; $9,000 -- Cash surrender value of life insurance policy; $300 -- Attendance award;
     $5,526 -- Company contributions to defined contribution plans;
     $70,168 -- Relocation expenses; $200 -- Benefit attributable to Company-provided life insurance policy; (iii) Mr. Lattz: $638 -- Health insurance offset; $300 -- Attendance award; $4,731 -- Company contributions to defined contribution plans; $204 -- Benefit attributable to Company-provided life insurance policy; (iv) Mr. Batchelder: $638 -- Health insurance offset; $9,000 -- Cash surrender value of life insurance policy; $5,452 -- Company contributions to defined contribution plans;
     $112 -- Benefit attributable to Company-provided life insurance policy; and
     (v) Ms. Nolan: $638 -- Health insurance offset; $9,000 -- Cash surrender value of life insurance policy; $5,219 -- Company contributions to defined contribution plans; $272 -- Benefit attributable to Company-provided life insurance policy.

 (5) Mr. Barber's bonus was paid 50% in cash ($39,000) and 50% in stock (3,714 shares of Common Stock, valued at $10.50 per share on June 10, 1996).

 (6) Represents the dollar value on June 27, 1995, the award date, of an award to Mr. Barber of 20,000 shares of restricted Old Common Stock. On such date, the fair market value of the Old Common Stock was $12.375. Restrictions with respect to 100% of these shares lapsed upon the change of control of the Company pursuant to the Fluor Daniel Transactions described elsewhere in this Proxy Statement. If a change of control had not occurred, restrictions on these shares would have lapsed on September 19, 2002, or earlier in the event certain operating performance targets for the Company were met. The amount ultimately realized by Mr. Barber in respect of these shares depends upon the value of the shares when he sells them. No other executives in the Company hold restricted stock.

 (7) Includes $16,219 in 1996 and $11,035 in 1995 relating to forgiveness of a loan. Upon hiring Mr. Paquette in February 1993, the Company agreed to continue a loan he received from his previous employer for relocation expenses, which was required to be repaid when he left to join the Company.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options made during the Fiscal Year under the Company's long-term incentive program to the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS(1)
                                     ---------------------------------------------------------------------------
                                                         % OF TOTAL
                                        NUMBER OF          OPTIONS                                   GRANT DATE
                                        SECURITIES       GRANTED TO       EXERCISE                     PRESENT
                                        UNDERLYING      EMPLOYEES IN    PRICE ($/SH)   EXPIRATION       VALUE
              NAME                   OPTIONS GRANTED     FISCAL YEAR        (2)           DATE         ($)(3)
---------------------------------    ----------------   -------------   ------------   -----------   -----------
Walter C. Barber.................          8,500              8.1            8.25         12/02/02        33,065
J. Steven Paquette...............          7,000              6.6            8.25         12/02/02        27,230
Wendell W. Lattz.................          7,000              6.6            8.25         12/02/02        27,230
Glenn Batchelder.................          5,000              4.7            8.25         12/02/02        19,450
Anne Nolan.......................          4,000              3.8            8.25         12/02/02        15,560

---------------

 (1) As a matter of policy, no SARs were granted to any of the named executive officers.

 (2) Options were granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

 (3) The Grant Date Present Value is computed using the Black-Scholes option pricing model based on the following general assumptions: (a) an Expected Option Life of five years which reflects a reduction of the actual seven year term of the option based on historical data regarding the average length of time an executive holds an option before exercising; (b) a Risk-Free Interest Rate that represents the interest rate on a U.S. Treasury Strip with a maturity date corresponding to that of the Expected Option Life; (c) Stock Price Volatility is calculated using daily stock prices over an eight-month period preceding the grant date; and (d) Dividend Yield is assumed to be zero. Notwithstanding the fact that these options are non-transferable, no discount for lack of marketability was taken. The option value was not discounted for risk of forfeiture during the vesting period. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value realized by the executive will be at or near the amount shown. Options were granted for a term of seven years, subject to earlier termination in certain events related to termination of employment, and vest in five equal annual installments commencing 12 months after the date of grant. The specific option pricing model assumptions for this grant were as follows:
     $8.25 Exercise Price; 6.0% Risk Free Interest Rate; 44.4% Stock Price Volatility; and 0% Dividend Yield.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table sets forth information regarding options exercised by the named executive officers during the Fiscal Year, as well as the number of shares covered by all exercisable and non-exercisable stock options held by these individuals at year-end.

                                                        NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                            SHARES        VALUE      OPTIONS AT FISCAL YEAR-END         AT FISCAL YEAR-END($)(1)
                          ACQUIRED ON   REALIZED    -----------------------------     -----------------------------
NAME                      EXERCISE(#)      ($)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                      -----------   ---------   -----------     -------------     -----------     -------------
Walter C. Barber........       0            0           138,467          79,969          1,169            4,675
J. Steven Paquette......       0            0            24,926          26,321            963            3,850
Wendell W. Lattz........       0            0            36,235          26,969            963            3,850
Glenn Batchelder........       0            0            44,329          21,484            686            2,750
Anne Nolan..............       0            0             7,922          12,266            550            2,200

---------------

 (1) The value of unexercised in-the-money options at year-end assumes a fair market value for the Company's Common Stock of $8.9375, the average of the high and low prices of the Company's Common Stock on October 31, 1997 (the end of the Fiscal Year).

LONG-TERM AWARDS

     The following table provides information with respect to the named executive officers concerning cash incentive awards made during fiscal 1997 under the Company's Executive Compensation Program. Each award under the Company's Executive Compensation Program represents the right to receive an amount in cash if earnings targets for a specified period, as established by the Compensation Committee, are achieved. If earnings fall below the threshold amount, no award is payable. If earnings fall between the threshold amount and the target amount or between the target amount and the maximum amount then the amount of the award is prorated accordingly. In addition, an individual performance factor multiplier of from 0 to 2.0 will adjust the actual award level. Payments made under the Executive Compensation Program are reported in the Summary Compensation Table in the year of payout, if any.

           EXECUTIVE COMPENSATION PROGRAM-AWARDS IN LAST FISCAL YEAR

                                             PERFORMANCE               ESTIMATED FUTURE PAYOUTS
                                               OR OTHER          UNDER NON-STOCK PRICE BASED PLANS($)
                                             PERIOD UNTIL        ------------------------------------
                                            MATURATION OR                        MIDDLE
NAME                                            PAYOUT           THRESHOLD       TARGET       MAXIMUM
----                                        --------------       ---------       ------       -------
Walter C. Barber..........................      3 years            15,750        63,000       126,000
J. Steven Paquette........................      3 years            12,000        48,000        96,000
Wendell W. Lattz..........................      3 years            12,000        48,000        96,000
Glen Batchelder...........................      3 years            10,500        42,000        84,000
Anne Nolan................................      3 years             7,500        30,000        60,000

                             EMPLOYMENT AGREEMENTS

     In December 1995 the Board of Directors determined that the Fluor Daniel Transactions posed significant personal uncertainty to certain key employees who were important to either the consummation and implementation of the Fluor Daniel Transactions, or the realization of the anticipated benefits of the affiliation with Fluor Daniel and the conduct of the Company's business after the Fluor Daniel Transactions, or both. For that reason, the Company entered into employment agreements with certain of its employees, including the named executive officers.

     The employment agreements provide that the named executive officer shall be employed with the Company for a designated period (the "Employment Period"). The Employment Period for Mr. Barber is three years and the Employment Period for the other named executive officers is two years. In general, the employment agreements specify that the named executive officer is to remain employed in a position having comparable responsibilities as that held by the individual on the date of the relevant employment agreement at a salary no lower than the salary payable to the individual on that date, except that Mr. Barber's employment agreement specifies that he be employed as the Chief Executive Officer and as a member of the Board of Directors of the Company. The employment agreements of the other named executive officers state, however, that organizational changes resulting in reassignments or changes in reporting relationships are to be expected and will not by themselves result in a breach of their employment agreements. The employment agreements also provide that the Company will not require the named executive officers to relocate as a condition of continued employment except where relocation is reasonably required by a customer in connection with long-term work for such customer. The employment agreements also provide, however, that the employee consider in good faith any request by the Company to relocate, and contain an acknowledgment by the employee that employment may entail substantial travel, which travel shall not constitute a breach of the employment agreements.

     The employment agreements further provide that the Company may terminate the named executive officer's employment prior to the end of the Employment Period without cause upon thirty days' prior written notice. In the event of a termination without cause, the named executive officer will be entitled to the greater of (a) salary at a rate equal to the employee's salary at the time of termination for the duration of the Employment Period, plus continued payment by the Company of its portion of all health benefits (so long as the named executive officer elects to continue benefits and continues to pay his share of the cost of such benefits) or (b) all amounts payable to the employee under the Company's severance plan as in effect on the date of such termination. In addition, on the date of such termination (x) all stock options held by the named executive officer will automatically become fully exercisable in accordance with their terms and (y) all restrictions on any stock granted by the Company to the named executive officer, including without limitation any repurchase or vesting provisions, will lapse and be of no further force and effect. The named executive officer is also entitled to the above compensation in the event that the Company fails to correct its material breach of the terms of the employment agreement within ten days following written notification of such material breach by the named executive officer.

     Under the employment agreements the Company may terminate the named executive officer's employment prior to the end of the Employment Period for cause upon written notice to the individual. The employment agreements define "for cause" to include one or more of the following: (i) misappropriation by the employee of any money or material amount of other assets or property (tangible or intangible) of the Company; (ii) the individual's continuing, repeated and willful failure or refusal to perform reasonable assignments given to individual which are commensurate with his position or responsibilities; (iii) conviction of the individual of a felony; (iv) material breach by individual of any material Company policy or the terms of any written agreement between named executive officer and the Company. Upon a termination for cause, the Company will pay to the named executive officer salary and benefits owed to him as of the date of such termination. If the named executive officers were terminated without cause on the last day of the Fiscal Year, the approximate value of the severance and other benefits (if the named executive officer had elected to continue health benefits) to such individuals would be as follows: Mr. Barber, $410,495; Mr. Paquette, $84,173; Mr. Lattz, $156,547; Mr. Batchelder, $74,866;
and Ms. Nolan, $70,606.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"), which is currently composed of Messrs. Bufferd and Green, the two Independent Directors of the Company, and Messrs. Conaway, Myers and Peterson of Fluor Daniel. It has the responsibility for all compensation matters for the Company's senior management. The Compensation Committee alone sets the compensation for Walter C. Barber (the "CEO") and sets the compensation of the other executive officers with recommendation from the CEO. All decisions by the Compensation Committee are submitted to the full Board of Directors for final approval.

     The Securities and Exchange Commission requires disclosure of companies' policies for executive compensation to enable stockholders to better understand the reasons for the compensation of the CEO and the four other most highly compensated executive officers. The disclosure required for these named executive officers includes compensation tables and a report explaining the rationale and considerations that form the bases of the Compensation Committee's executive compensation decisions affecting those individuals. Set forth below is the Compensation Committee's report addressing these matters.

COMPENSATION PHILOSOPHY AND PRINCIPLES

     Under the direction of the Compensation Committee, the Company has maintained the philosophy that compensation of all employees should be closely linked to performance. Consequently, increases of employees' cash compensation in the form of salary and bonus historically have been greater in more profitable years and less in less profitable years. In addition, to provide incentive for the Company's long-term success, certain employees have received options at fair market value that vest over a period of years, and have an opportunity to participate in the Company's Amended and Restated 1986 Employee Stock Purchase Plan, which provides a discount on purchases of the Company's Common Stock through payroll deductions. During the fiscal year, the Compensation Committee adopted a cash-based long term incentive program, discussed below. The Compensation Committee believes that executive officers, who are ultimately responsible for the successful financial performance of the Company, should be compensated under these same principles.

     The Company's vision is to be the recognized world leader in environmental solutions. To achieve this the Company will: have the best people, exceed customer expectations, grow shareholder value, improve through innovation, work as a team, conduct itself ethically and eliminate accidents. To achieve these goals, the Compensation Committee believes the executive compensation program must create financial opportunities for senior managers. The guiding principles of the Compensation Committee are to:

- Create a compensation program that supports the Company's strategic goals and thus enhances stockholder value;

- Provide a competitive compensation program to attract and retain qualified senior managers necessary for long-term success;

- Establish a direct and substantial relationship between cash compensation and performance to motivate senior managers for short-term results;

- Align the interests of senior managers with the long-term interests of stockholders through award opportunities to receive long-term cash incentives and to acquire the Company's stock; and

- Reevaluate compensation decisions annually to ensure alignment of compensation practices with the Company's goals.

COMPENSATION POLICIES AND PRACTICES TOWARD EXECUTIVE OFFICERS

     The Compensation Committee made important changes in the Company's executive compensation program for the Fiscal Year. The program has been comprised of cash compensation in the form of base salary, potential profit sharing and bonus, and benefits typically offered executives in corporations of similar size and in similar businesses as the Company. After an evaluation of the compensation program, the Compensation Committee added a cash-based long-term incentive program, and made certain other changes for the 1997 fiscal year.

CASH COMPENSATION

     The Compensation Committee believes that compensation of the Company's executive officers, including the named executive officers, should be substantially linked to operating performance. Base salaries are designed to be competitive within the industry and reflect individual performance. The Bonus Plan is intended to provide opportunity for cash compensation competitive with median levels of the Company's competitors included in the peer group index set forth in the Performance Graph on page 13 of this proxy statement, as well as other companies of similar size included in independent survey data. The Compensation Committee made certain changes for cash compensation to executive officers during the Fiscal Year. Specifically, two executives received increases in base salary, and bonus target amounts were changed from a percentage of base salary to a fixed dollar amount. In addition, to provide cash incentives to all employees, including the CEO and the other executive officers, the Company instituted a new profit sharing plan, which provides that 20% of pre-tax earnings on an annual basis are to be distributed to employees in proportion to their base salary in the form of a contribution to a 401(k) plan. When this plan was adopted, the Company agreed that it would make a minimum contribution of 2% of base salary for fiscal 1997, and would make a minimum contribution of 1% of base salary for fiscal 1998.

     The Compensation Committee also modified the Company's Bonus Plan to provide that bonuses are to be computed using weighted factors tied to key results areas ("KRA's") and individual performance. The Compensation Committee approves target bonus amounts for senior executives based on recommendations of members of the Compensation Committee. Bonuses in excess of the target amount, if any, will be paid in the form of Company stock. Bonuses may not be paid unless the Company's earnings before interest and taxes exceed an amount established by the Compensation Committee in its December meeting.

LONG-TERM INCENTIVE PROGRAM

     Under the Amended and Restated 1987 Stock Plan (the "1987 Plan"), the Compensation Committee had established an incentive program to reward executive officers and others in the Company for delivering long-term value to the Company's stockholders. The 1987 Plan expired in January 1997 and a new plan, the 1997 Stock Plan, was adopted and approved by shareholders in March 1997. This plan carried forward the remaining number of shares authorized by the 1987 Plan. Stock option grants provide executive officers and other senior managers rights to purchase shares of the Company's Common Stock at the fair market value (the closing price of the Common Stock) on the date of grant, which vest over a period of time. Since June 1990 the Compensation Committee has typically granted options upon hire of the executive officer and at its June or December meeting each year for all senior managers. In December 1996, the Compensation Committee significantly reduced the number of employees who received an option grant.

     The Compensation Committee also adopted a cash feature which was added to the Company's long-term incentive program. This feature is intended to focus the management team on specific Company earnings objectives approved annually by the Board of Directors. Under this feature, the Compensation Committee may make grants of cash incentive awards which are based upon meeting three-year Company earnings targets established by the Compensation Committee. The cash incentive awards also may be adjusted by the employee's supervisor, or in the case of the CEO, by the Chairman of the Board, based on an individual performance factor multiplier of from 0 to 2.0, as determined by an evaluation of performance relative to the employee's KRA's.

TAX DEDUCTIBILITY LIMIT

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986 (the "Code"). Section 162(m) generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. The Compensation Committee has reviewed the Company's executive compensation plans and believes that the impact of Section 162(m) upon the Company will not be significant for the next several years because no executive officer of the Company is likely to be paid compensation exceeding $1 million. The Compensation Committee will consider the effect of Section 162(m) in authorizing or recommending future executive compensation arrangements.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Compensation Committee fixed the CEO's base salary at $260,000, the same as the previous two years, and planned no increase in base salary for the next two years. The CEO's target bonus was set, in December 1997, at $70,000 under the Bonus Plan, with any amount in excess of such target to be paid in Company stock. The Board did not increase the CEO's base salary for the Fiscal Year and no bonus was paid to Mr. Barber for the Fiscal Year because the Company did not meet performance goals. However, a bonus of $15,000 in recognition of the outstanding improvements in the Company's safety performance was paid to Mr. Barber.

                                          Ernie Green, Chairman
                                          Allan S. Bufferd
                                          J. Michael Conaway
                                          David L. Myers
                                          Ronald G. Peterson

                               PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return (assuming an investment of $100 on April 28, 1992 (the beginning of the Company's old fiscal year)) on its Old Common Stock during the four year period presented, on its Common Stock during the Interim Fiscal Year (May 1 through October 31, 1996) and during the Fiscal Year with the cumulative return during the same periods of the Nasdaq Stock Market -- U.S. Index and index of peer companies selected by the Company consisting of companies engaged in the environmental services industry.(1) The stock price performance on the graph below is not necessarily indicative of future price performance.

                                    [CHART]

                         FLUOR DANIEL/                           NASDAQ STOCK
MEASUREMENT PERIOD         GTI INC.          PEER GROUP          MARKET - US
------------------       -------------       ----------          ------------
     04/92                    100                100                  100
     04/93                     73                 78                  115
     04/94                     66                 83                  128
     04/95                     59                 62                  149
     04/96                     64                 53                  212
     10/96                     56                 53                  217
     10/97                     59                 56                  285


---------------

 (1) In addition to the Company, the peer group includes: Smith Technology Corp., Dames & Moore Inc., EMCON, Handex Corporation, Harding Lawson Associates Group, Inc., International Technology Corporation, OHM Corporation, TRC Companies, Inc. and Roy F. Weston, Inc. Information concerning the peer group and the Nasdaq Stock Market-U.S. was supplied to the Company by Research Data Group of San Francisco, CA.

     The Board Compensation Committee Report on Executive Compensation and the Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                     RATIFICATION OF SELECTION OF AUDITORS
                                   PROPOSAL 2

     The Board of Directors has selected the firm of Ernst & Young LLP for appointment by the stockholders as independent public accountants for the purpose of auditing and reporting upon the financial statements of the Company for its fiscal year ending October 31, 1998. The firm of Ernst & Young was engaged on December 12, 1996, at which time the Company's former auditing firm, Coopers & Lybrand LLP, was dismissed. At no time preceding the engagement of Ernst & Young were there any material disagreements between the Company and Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. The reports of Coopers & Lybrand on the combined financial statements for the year ended April 27, 1996 and for the interim fiscal year ended October 31, 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     The selection of Ernst & Young to serve as independent public accountants was based upon a recommendation by the Audit Committee and was approved by the full Board. Ernst & Young serves as the independent public accountants for Fluor Corporation, the parent company of Fluor Daniel, Inc., the owner of approximately 53% of the Company's outstanding Common Stock. Representatives of Ernst & Young are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent stockholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's Common Stock. Copies of those reports must also be furnished to the Company. The Company is required to identify any of those persons who do not file those reports on a timely basis. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the Fiscal Year all filing requirements applicable to directors, executive officers and ten percent stockholders have been complied with, except that Mr. David Backus filed three reports late, each to report one transaction, and Mr. Peterson filed one Form 3 late to report his holdings of Company stock.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than October 31, 1998. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

     The Company's By-laws require stockholders to give advance notice and furnish certain information to the Company in order to bring a matter of business before an annual meeting or to nominate a person for election as a director at an annual meeting or special meeting at which directors are to be elected. For purposes of the Annual Meeting, such notice must be received on or before February 24, 1998 by Walter C. Barber, President and Chief Executive Officer, at the Company's executive offices.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telecopy, following the original solicitation.

                             FLUOR DANIEL GTI, INC.

           Proxy for Annual Meeting of Shareholders - March 17, 1998
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder(s) of Fluor Daniel GTI, Inc., a Delaware corporation, revoking all prior proxies, hereby appoints DAVID L. MYERS and WALTER C. BARBER, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of Fluor Daniel GTI, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Fluor Daniel GTI, Inc., to be held at the Courtyard Marriott, 300 River Ridge Drive, Norwood, Massachusetts, on Tuesday, March 17, 1998 at 9:30 a.m., local time, and at any adjournment or adjournments thereof, as set forth on the reverse side and, in their discretion, upon any other business that may properly come before the meeting. Attendance of the undersigned at the meeting or at any adjournment session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

If no direction is given, this proxy will be voted FOR Proposals 1 and 2.

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

     Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --


   HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?
-- -- -- -- -- -- -- -- -- -- --          -- -- -- -- -- -- -- -- -- -- -- -- --

-- -- -- -- -- -- -- -- -- -- --          -- -- -- -- -- -- -- -- -- -- -- -- --

-- -- -- -- -- -- -- -- -- -- --          -- -- -- -- -- -- -- -- -- -- -- -- --

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                          -- -- -- -- -- -- -- -
                                                          FLUOR DANIEL GTI, INC.
                                                          -- -- -- -- -- -- -- -

RECORD DATE SHARES:

1. To vote for the election of the nominees listed below (except as otherwise noted), to serve for the ensuing year, or until their successors are elected and qualified.

        [ ]   For All Nominees     [ ]  Withhold     [ ]  For All Except

             Walter C. Barber, Allan S. Bufferd, J. Michal Conaway,
               Ernie Green, David L. Myers and Ronald G. Peterson

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.

2. To consider and act upon the matter of ratifying the selection of the firm of Ernst & Young LLP as auditors for the fiscal year ending October 31, 1998.

                   [ ]  For     [ ]  Against     [ ]  Abstain

   To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

   Mark box at right if an address change or comment has been noted on the
   reverse side of this card.                                                [ ]

                                                            -- -- -- -- -- -- --
Please be sure to sign and date this Proxy.                 Date
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

Shareholder sign here                                Co-owner sign here
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
DETACH CARD                                                          DETACH CARD

                             FLUOR DANIEL GTI, INC.

Dear Shareholder,

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, March 17, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,
Fluor Daniel GTI, Inc.